UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8−K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

INSMED INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2012, Nicholas A. LaBella, Jr., the Chief Scientific Officer of Insmed Incorporated (the “Company”), resigned from employment with the Company.

In connection with the cessation of his employment, the Company entered into a letter agreement with Mr. LaBella on October 5, 2012 (the “Letter Agreement”) pursuant to which (i) Mr. LaBella will receive $142,946, payable in a lump sum within 30 days, (ii) Mr. LaBella will receive $445,331, payable over 12 months in substantially equal periodic installments in accordance with the Company’s normal payroll schedule, commencing within 30 days following his resignation date, (iii) otherwise unvested equity awards held by Mr. LaBella became vested, (iv) all stock options held by Mr. LaBella will remain outstanding for one year, and (v) Mr. LaBella and his eligible dependents will receive subsidized COBRA coverage for 12 months.  The Letter Agreement also includes a customary release by Mr. LaBella of claims against the Company and its affiliates and a mutual commitment by the parties not to disparage each other.

The foregoing descriptions of the Letter Agreement are qualified in their entireties by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement between Insmed Incorporated and Nicholas A. LaBella, Jr., dated October 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2012

INSMED INCORPORATED

By: /s/ Andrea Holtzman Drucker, Esq
	Name:	Andrea Holtzman Drucker
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Letter Agreement between Insmed Incorporated and Nicholas A. LaBella, Jr., dated October 5, 2012.